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                                                                    EXHIBIT 23.2

                                                 [LETTERHEAD OF ARTHUR ANDERSEN]

IMCO Recycling Inc.
Central Tower at Williams Square
Attn: Mr. Paul V. Dufour
Mr. Robert Holian
5215, North O'Connor Blvd., Suite 1500
Irving, Texas 75039

USA

March 22, 2002

Consent of Independent Auditors

"We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-26641, Form S-8 No. 33-34745, Form S-8 Nos. 33-76780,
333-00075, and 333-71339, Form S-8 Nos. 333-07091 and 333-71335, Form S-8 No.
333-55962 and Form S-8 No. 333-81949) pertaining to the Nonqualified Stock Option Plan of IMCO Recycling Inc., the IMCO Recycling Inc. Amended and Restated Stock Option Plan, the IMCO Recycling Inc. 1992 Stock Option Plan, the IMCO Recycling Inc. Annual Incentive Program the IMCO Recycling Inc. 2000 Restricted Stock Plan and the IMCO Recycling Inc. Employee Stock Purchase Plan, respectively, of our report dated January 25, 2002, with respect to the financial statements of VAW-IMCO Guss und Recycling GmbH included in the Annual Report (10-K) for the year ended December 31, 2001."

Yours very truly,

Arthur Andersen
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft mbH

/s/ Gerd Lutzeler                               /s/ M. Senghaas
Gerd Lutzeler                                   ppa. Marcus Senghaas